                                    AGREEMENT
                                    ---------

           THIS AGREEMENT made as of the - day of June, 1995 by and among ISRAEL DISCOUNT BANK OF NEW YORK ("IDB"), BANK LEUMI TRUST COMPANY OF NEW YORK
("BL"), EUROPEAN AMERICAN BANK ("EAB"), UNITED MIZRAHI BANK AND TRUST COMPANY ("UMB"), the U.S. SMALL BUSINESS ADMINISTRATION (the "SBA") and ELK ASSOCIATES FUNDING CORPORATION (the "Borrower").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, IDB, BL, EAB, the SBA and the Borrower are parties to an intercreditor agreement dated September 9, 1993, as amended by agreement dated September 28, 1994 (the "Intercreditor Agreement"); and

         WHEREAS, IDB, EB, BL, the SBA and the Borrower are parties to a custodian agreement dated September 9, 1993, as amended by agreement dated September 28, 1994 (the "Custodian Agreement"); and

         WHEREAS, the Borrower has entered into a loan agreement with UMB; and

         WHEREAS, the parties desire to make UMB a party to the Custodian Agreement and the Intercreditor Agreement (collectively, the "Agreements");

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Admission of UMB as a Party to the Agreements. Effective as of the date hereof, the Agreements are hereby amended in order to admit UMB as a party to the Agreements. Accordingly, UMB shall be bound by the terms of the Agreements and shall assume all of the obligations and be entitled to any and all rights and benefits as a Bank (as that term is defined in the Agreements) pursuant to the terms of the Agreements.

2. Continuation Agreements. The Agreements shall remain in full force and effect as modified pursuant to the terms hereof.

3. Further Assurances. The parties agree to execute any and all documents necessary to effectuate the admission of UMB as a party to the Agreements.

4. Notices.

   UMB's address for notice or other communication in connection with the Agreements shall be:

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                  United Mizrahi Bank and Trust Company
                  One Rockefeller Plaza
                  New York, NY 10020
                  Attention: Joseph C. LoMonaco, Vice President
                  Telecopy: 212-332-7466

5. Governing Law. This agreement shall be governed by the laws of the state of New York applicable to contracts made and to be performed wholly therein.

6. Headings. The headings in this Agreement are for convenience reference only and shall not alter or otherwise affect the meaning hereof.

7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                   ELK ASSOCIATES FUNDING CORPORATION

                                   By: Gary C. Granoff
                                       -----------------------------------------
                                       Name: Gary C. Granoff
                                       Title: President

                                       ISRAEL DISCOUNT BANK OF NEW YORK

                                   By: Robert J. Fainelli
                                       -----------------------------------------
                                       Name: Robert J. Fainelli
                                       Title: Vice President

                                   By: Robert E. Stark
                                       -----------------------------------------
                                       Name: Robert E. Stark
                                       Title: Sr. Vice President

                                   BANK LEUMI TRUST COMPANY
                                   OF NEW YORK

                                   By: Iris Schechter
                                       -----------------------------------------
                                       Name: Iris Schechter
                                       Title: Vice President

                                   By: Joseph Eirel
                                       -----------------------------------------
                                       Name: Joseph Eirel
                                       Title: Banking Officer


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                                   EUROPEAN AMERICAN BANK

                                   By: Dennis J. Nochowitz
                                       -----------------------------------------
                                       Name: Dennis J. Nochowitz
                                       Title: Assistant Vice President

                                   UNITED MIZRAHI BANK AND TRUST
                                   COMPANY

                                   By: Peter W. Blake
                                       -----------------------------------------
                                       Name: Peter W. Blake
                                       Title: Vice President



                                   By: David Barsion
                                       -----------------------------------------
                                       Name: David Barsion
                                       Title: Vice President


                                   UNITED STATES SMALL BUSINESS
                                   ADMINISTRATION

                                   By: Don A. Christensen
                                       -----------------------------------------
                                       Name: Don A. Christensen
                                       Title: Assoc. Admin./Invest.

                                       3